INLAND PARTNERS, L.P.LIMITED
POWER OF ATTORNEY

           Know all men by these presents, that INLAND PARTNERS, L.P., a limited partnership established under the laws of the Bahamas (“Principal”) does hereby appoint, individually, each of I. JOSEPH MASSOUD and ELIAS SABO as attorney-in-fact TO ACT in its place and stead in any way which Principal could itself do, if it were personally present, with respect to authorizing, executing, endorsing, affixing its name to or initialing any documents, including stock powers, instructions, documents pertaining to the restructuring of securities owned and investment letters relating to: (1) receiving into Principal’s account any monies or securities beneficially owned by or standing in the name of Principal; (2) the sale, transfer, negotiation or exercise of any rights for Principal’s account with respect to any securities beneficially owned by or standing in the name of Principal; and (3) the investment or reinvestment for Principal’s account of any monies beneficially owned by or standing in the name of Principal.

           TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, THE UNDERSIGNED HEREBY AGREES THAT ANY THIRD PARTY RECEIVING ADULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND THE UNDERSIGNED FOR ITSELF AND FOR ITS SUCCESSORS AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

           IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the 8th day of November, 2002.

INLAND PARTNERS, L.P. BY: CORYTON MANAGEMENT LTD. General Partner By: /s/ Lindsey J. Cancino Lindsey J. Cancino Director

COMMONWEALTH OF THE BAHAMAS:

          There personally appeared before me, Lindsey Cancino, the above-named Director of Coryton Management Ltd. the general partner of Inland Partners, L.P., a Bahamian limited partnership (the “Partnership”) and acknowledged the foregoing to be his free act and deed and the free act of the Partnership this 8th day of November, 2002.

/s/ Shawn A. Forbes Notary Public My Commission Expires: 31st December 2002

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